Investor Relations - Chris Koegel, (617) 897-4574
For Immediate Release	Media Relations - Jeff Mochal, (704) 733-3589
investor.lpl.com/contactus.cfm
LPL Financial Announces Second Quarter 2018 Results

Key Performance Indicators

•	Earnings per share ("EPS") increased 76% year-over-year to $1.30.

◦	Net Income increased 74% year-over-year to $119 million.

•	EPS prior to Amortization of Intangible Assets** increased 76% year-over-year to $1.42.

•	Total Brokerage and Advisory Assets increased 22% year-over-year to $659 billion, up 2% sequentially.

◦	Total Brokerage and Advisory Assets prior to NPH increased 8% year-over-year to $587 billion, up 2% sequentially.

•	Total Net New Assets were an inflow of $2.5 billion, including $1.5 billion from NPH.

◦	Total Net New Assets prior to NPH were an inflow of $1.0 billion, translating to a 0.7% annualized growth rate.

•	Net new advisory assets prior to NPH were an inflow of $4.1 billion, translating to a 6.1% annualized growth rate.

•	Net new brokerage assets prior to NPH were an outflow of $3.1 billion, translating to a (4.1)% annualized rate.

◦	Recruited Assets(1) were $6.0 billion in Q2, and $9.6 billion year-to-date.

◦	Advisor count was 16,049 and production retention rate year-to-date was 96%.

•	Prior to NPH, net new advisors were 35.

•	Gross Profit** increased 24% year-over-year to $483 million, including approximately $42 million generated by NPH advisors.

•	EBITDA** increased 37% year-over-year to $233 million.

◦	EBITDA prior to NPH increased 26% year-over-year to $214 million.

◦	EBITDA as a percentage of Gross Profit was 48%, up from 44% a year ago.

•	EBITDA as a percentage of Gross Profit prior to NPH was 49%, up from 44% a year ago.

◦	Core G&A** increased 9% year-over-year to $192 million, and decreased 4% sequentially.

•	Core G&A prior to NPH was flat from a year ago at $176 million, and decreased 3% sequentially.

Key Updates

•	Completed NPH asset onboarding in Q2, and total net new assets from this transaction were approximately $72 billion.

•	Reached the Company’s $90 million NPH annual run-rate EBITDA accretion estimate in Q2, ahead of its anticipated end of 2018 timing.

•	Tightened 2018 Core G&A** outlook range of $805 to $825 million from prior outlook of $800 to $830 million.

•	Returned $139 million of capital to shareholders in Q2, through $117 million of share repurchases and $22 million of dividends.

SAN DIEGO - July 26, 2018 — LPL Financial Holdings Inc. (NASDAQ: LPLA) (the “Company”) today announced results for its second quarter ended June 30, 2018, reporting net income of $119 million, or $1.30 per share. This compares with $68 million, or $0.74 per share, in the second quarter of 2017 and $94 million, or $1.01 per share, in the prior quarter.
“We had another quarter of business and earnings growth,” said Dan Arnold, president and CEO. “We had solid recruiting, saw advisor productivity increase, and finished onboarding NPH assets. Going forward, we remain focused on helping our advisors win in the marketplace by enhancing capabilities, making it easier for advisors to do business with us, and investing in technology.”
“Our earnings continued to grow in the second quarter, driven by asset growth, improved return on assets, and expense discipline,” said Matt Audette, CFO. “We also deployed more capital into share repurchases. Going forward, we plan to continue investing for organic growth, taking advantage of M&A opportunities when appropriate, and returning capital to shareholders.”

Additional Second Quarter 2018 Financial and Business Highlights
Capital Management

•	The Company returned capital to shareholders totaling $139 million in Q2 2018, translating to $1.52 per share.

◦	Deployed $117 million of capital to repurchase 1.8 million shares at an average price of $65.20 per share in Q2 2018.

◦
Paid dividends of $22 million on June 1, 2018. For the third quarter, the Company's Board of Directors declared a $0.25 per share dividend to be paid on August 23, 2018 to all stockholders of record as of August 9, 2018.

•	Capital expenditures were primarily driven by technology spend and totaled $26 million in Q2.

•
Cash available for corporate use was $446 million as of quarter-end, and Credit Agreement Net Leverage Ratio, which only applies to the revolving credit facility, was 2.34x, down 0.12x from the prior quarter.

◦
After applying $300 million of cash available for corporate use to Credit Agreement Net Debt, this left an additional $146 million of cash, which if applied to the debt, would further reduce the Credit Agreement Net Leverage Ratio to 2.17x.

Conference Call and Additional Information
The Company will hold a conference call to discuss its results at 5:00 p.m. EST on Thursday, July 26. To listen, call 877-677-9122 (domestic) or 708-290-1401 (international); passcode 3775803, or visit investor.lpl.com (webcast). Replays will be available by phone and on investor.lpl.com beginning two hours after the call and until Aug 2 and Aug 16, respectively. For telephonic replay, call 855-859-2056 (domestic) or 404-537-3406 (international); passcode 3775803.
About LPL Financial
LPL Financial is a leader in the retail financial advice market and the nation’s largest independent broker/dealer*. We serve independent financial advisors and financial institutions, providing them with the technology, research, clearing and compliance services, and practice management programs they need to create and grow thriving practices. LPL enables them to provide objective guidance to millions of American families seeking wealth management, retirement planning, financial planning and asset management solutions. LPL.com

*based on total revenues, Financial Planning magazine June 1996-2018.
Securities and Advisory Services offered through LPL Financial. A Registered Investment Advisor, Member FINRA/SIPC.
**Non-GAAP Financial Measures
Management believes that presenting certain non-GAAP financial measures by excluding or including certain items can be helpful to investors and analysts who may wish to use this information to analyze the Company’s current performance, prospects, and valuation. Management uses this non-GAAP information internally to evaluate operating performance and in formulating the budget for future periods. Management believes that the non-GAAP financial measures and metrics discussed below are appropriate for evaluating the performance of the Company.
EPS Prior to Amortization of Intangible Assets is defined as GAAP EPS plus the per share impact of Amortization of Intangible Assets. The per share impact is calculated as Amortization of Intangible Assets expense, net of applicable tax benefit, divided by the number of shares outstanding for the applicable period. The Company presents EPS Prior to Amortization of Intangible Assets because management believes that the metric can provide investors with useful insight into the Company’s core operating performance by excluding non-cash items that management does not believe impact the Company’s ongoing operations. EPS Prior to Amortization of Intangible Assets is not a measure of the Company's financial performance under GAAP and should not be considered as an alternative to GAAP EPS or any other performance measure derived in accordance with GAAP. For a reconciliation of EPS Prior to Amortization of Intangible Assets to GAAP EPS, please see footnote 33 on page 20 of this release.
Gross Profit is calculated as net revenues, which were $1,299 million for the three months ended June 30, 2018, less commission and advisory expenses and brokerage, clearing, and exchange fees, which were $801 million and $15 million, respectively, for the three months ended June 30, 2018. All other expense categories, including depreciation and amortization of fixed assets and amortization of intangible assets, are considered general and administrative in nature. Because the Company’s gross profit amounts do not include any depreciation and amortization expense, the Company considers its gross profit amounts to be non-GAAP financial measures that may not be comparable to those of others in its industry. Management believes that Gross Profit can provide investors with useful insight into the Company’s core operating performance before indirect costs that are general and administrative in nature.
Core G&A consists of total operating expenses, which were $1,104 million for the three months ended June 30, 2018, excluding the following expenses: commission and advisory, regulatory charges, promotional, employee share-based compensation, depreciation and amortization, amortization of intangible assets, and brokerage, clearing, and exchange. Management presents Core G&A because it believes Core G&A reflects the corporate operating expense categories over which management can generally exercise a measure of control, compared with expense items over which management either cannot exercise control, such as commission and advisory expenses, or which management views as promotional expense necessary to support advisor growth and retention including conferences and transition assistance. Core G&A is not a measure of the Company’s total operating expenses as calculated in accordance with GAAP. For a reconciliation of Core G&A against the Company’s total operating expenses, please see footnote 4 on page 18 of this release. The Company does not provide an outlook for its total operating expenses because it contains expense components, such as commission and advisory expenses, that are market-driven and over which the Company cannot exercise control. Accordingly a reconciliation of the Company’s outlook for Core G&A to an outlook for total operating expenses cannot be made available without unreasonable effort.
EBITDA is defined as net income plus interest expense, income tax expense, depreciation, amortization and loss on extinguishment of debt. The Company presents EBITDA because management believes that it can be a useful financial metric in understanding the Company’s earnings from operations. EBITDA is not a measure of the Company's financial performance under GAAP and should not be considered as an alternative to net income or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities as a measure of profitability or liquidity. In addition, the Company’s EBITDA can differ significantly from EBITDA calculated by other companies, depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate, and capital investments.
Credit Agreement EBITDA is defined in, and calculated by management in accordance with, the Company's credit agreement (“Credit Agreement”) as “Consolidated EBITDA,” which is Consolidated Net Income (as defined in the Credit Agreement) plus interest expense, tax expense, depreciation and amortization and further adjusted to exclude certain non-cash charges and other adjustments, including unusual or non-recurring charges and gains, and to include future expected cost savings, operating expense reductions or other synergies from certain transactions, including the Company's acquisition of the broker/dealer network of National Planning Holdings, Inc. ("NPH"). The Company presents Credit Agreement EBITDA because management believes that it can be a useful financial metric in understanding the Company’s debt capacity and covenant compliance under its Credit Agreement. Credit Agreement EBITDA is not a measure of the Company's financial performance under GAAP and should not be considered as an alternative to net income or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities as a measure of profitability or liquidity. In addition, the Company’s Credit Agreement-defined EBITDA can differ significantly from adjusted EBITDA calculated by other companies, depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate, capital investments, and types of adjustments made by such companies.
Forward-Looking Statements
Statements in this press release regarding the Company's future financial and operating results, growth, priorities and business strategies, including forecasts and statements relating to future expenses (including 2018 Core G&A** outlook), investments, capital allocation and enhanced capabilities, as well as any other statements that are not related to present facts or current conditions or that are not purely historical, constitute forward-looking statements. These forward-looking statements are based on the Company's historical performance and its plans, estimates, and expectations as of July 26, 2018. Forward-looking statements are not guarantees that the future results, plans, intentions, or expectations expressed or implied will be achieved. Matters subject to forward-looking statements involve known and unknown risks and uncertainties, including economic, legislative, regulatory, competitive, and other factors, which may cause actual financial or operating results, levels of activity, or the timing of events, to be materially different than those expressed or implied by forward-looking statements. Important factors that could cause or contribute to such differences include: changes in general economic and financial market conditions, including retail investor sentiment; changes in interest rates and fees payable by banks participating in the Company's cash sweep program, the Company's strategy and success in managing cash sweep program fees; changes in the growth and profitability of the Company's fee-based business; fluctuations in the value and levels of advisory and brokerage assets and the related impact on revenue; effects of competition in the financial services industry and the success of the Company in attracting and retaining financial advisors and institutions; whether the retail investors served by newly-recruited advisors choose to open accounts and/or move their respective assets to new accounts at the Company; the effect of current, pending and future legislation, regulation and regulatory actions, including changes in the retail retirement savings area and disciplinary actions imposed by federal and state securities regulators and self-regulatory organizations; the costs of settling and remediating issues related to pending or future regulatory matters or legal proceedings; changes made to the Company’s offerings, services, and pricing, and the effect that such changes may have on the Company’s gross profit streams and costs; execution of the Company's plans and its success in realizing the synergies, expense savings, service improvements, and/or efficiencies expected to result from its initiatives and programs, including as a result of the NPH acquisition; and the other factors set forth in Part I, “Item 1A. Risk Factors” in the Company's 2017 Annual Report on Form 10-K, as may be amended or updated in the Company's Quarterly Reports on Form 10-Q or subsequent filings with the SEC. Except as required by law, the Company specifically disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this earnings release, even if its estimates change, and you should not rely on statements contained herein as representing the Company's views as of any date subsequent to the date of this press release.

LPL Financial Holdings Inc.
Condensed Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2018	2017	% Change	2018	2017	% Change
REVENUES
Commission	$488,085	$420,706	16%	$962,896	$841,870	14%
Advisory	438,917	346,515	27%	861,304	676,374	27%
Asset-based	238,603	173,450	38%	457,939	330,673	38%
Transaction and fee	116,455	109,361	6%	233,104	217,523	7%
Interest income, net of interest expense	10,133	5,976	70%	17,914	11,769	52%
Other	6,611	9,496	(30%)	7,204	22,722	(68%)
Total net revenues	1,298,804	1,065,504	22%	2,540,361	2,100,931	21%
EXPENSES
Commission and advisory	800,619	663,046	21%	1,562,316	1,308,109	19%
Compensation and benefits	122,360	110,299	11%	245,877	223,511	10%
Promotional	43,407	32,006	36%	110,834	68,660	61%
Depreciation and amortization	22,220	21,190	5%	42,921	41,937	2%
Amortization of intangible assets	15,682	9,453	66%	28,904	18,944	53%
Occupancy and equipment	26,904	22,987	17%	54,540	48,186	13%
Professional services	15,922	18,757	(15%)	38,094	34,294	11%
Brokerage, clearing and exchange	15,433	13,890	11%	31,310	28,076	12%
Communications and data processing	11,038	10,645	4%	22,212	21,659	3%
Other	30,370	24,201	25%	58,956	46,764	26%
Total operating expenses	1,103,955	926,474	19%	2,195,964	1,840,140	19%
Non-operating interest expense	31,940	26,261	22%	61,562	51,612	19%
Loss on extinguishment of debt	—	—	n/m	—	21,139	n/m
INCOME BEFORE PROVISION FOR INCOME TAXES	162,909	112,769	44%	282,835	188,040	50%
PROVISION FOR INCOME TAXES	44,143	44,335	—%	70,539	71,417	(1%)
NET INCOME	$118,766	$68,434	74%	$212,296	$116,623	82%
EARNINGS PER SHARE
Earnings per share, basic	$1.33	$0.76	75%	$2.37	$1.29	84%
Earnings per share, diluted	$1.30	$0.74	76%	$2.30	$1.27	81%
Weighted-average shares outstanding, basic	89,128	90,251	(1%)	89,560	90,060	(1%)
Weighted-average shares outstanding, diluted	91,684	92,013	—%	92,236	91,996	—%

LPL Financial Holdings Inc.
Condensed Consolidated Statements of Income Trend
(In thousands, except per share data)
(Unaudited)

	Quarterly Results
	Q2 2018	Q1 2018	Q4 2017
REVENUES
Commission	$488,085	$474,811	$425,943
Advisory	438,917	422,387	375,928
Asset-based	238,603	219,336	193,707
Transaction and fee	116,455	116,649	103,145
Interest income, net of interest expense	10,133	7,781	6,542
Other	6,611	593	11,177
Total net revenues	1,298,804	1,241,557	1,116,442
EXPENSES
Commission and advisory	800,619	761,697	697,725
Compensation and benefits	122,360	123,517	119,748
Promotional	43,407	67,427	60,066
Depreciation and amortization	22,220	20,701	20,138
Amortization of intangible assets	15,682	13,222	9,997
Occupancy and equipment	26,904	27,636	26,343
Professional services	15,922	22,172	20,675
Brokerage, clearing and exchange expense	15,433	15,877	15,480
Communications and data processing	11,038	11,174	12,416
Other	30,370	28,586	25,070
Total operating expenses	1,103,955	1,092,009	1,007,658
Non-operating interest expense	31,940	29,622	28,894
INCOME BEFORE PROVISION FOR INCOME TAXES	162,909	119,926	79,890
PROVISION FOR INCOME TAXES	44,143	26,396	15,792
NET INCOME	$118,766	$93,530	$64,098
EARNINGS PER SHARE
Earnings per share, basic	$1.33	$1.04	$0.71
Earnings per share, diluted	$1.30	$1.01	$0.69
Weighted-average shares outstanding, basic	89,128	89,997	89,921
Weighted-average shares outstanding, diluted	91,684	92,784	92,386

LPL Financial Holdings Inc.
Condensed Consolidated Statements of Financial Condition
(Dollars in thousands, except par value)
(Unaudited)

	June 30, 2018	December 31, 2017
ASSETS
Cash and cash equivalents	$817,560	$811,136
Cash segregated under federal and other regulations	568,903	763,831
Restricted cash	61,086	50,688
Receivables from:
Clients, net of allowance of $579 at June 30, 2018 and $466 at December 31, 2017	361,619	344,230
Product sponsors, broker-dealers, and clearing organizations	188,097	196,207
Advisor loans, net of allowance of $3,629 at June 30, 2018 and $3,264 at December 31, 2017	229,652	219,157
Others, net of allowance of $8,168 at June 30, 2018 and $6,115 at December 31, 2017	241,827	228,986
Securities owned:
Trading — at fair value	24,055	17,879
Held-to-maturity — at amortized cost	13,006	11,833
Securities borrowed	4,991	12,489
Fixed assets, net of accumulated depreciation and amortization of $467,140 at June 30, 2018 and $427,344 at December 31, 2017	431,777	412,684
Goodwill	1,476,775	1,427,769
Intangible assets, net of accumulated amortization of $447,971 at June 30, 2018 and $419,066 at December 31, 2017	497,909	414,093
National Planning Holdings acquisition	—	162,500
Other assets	306,120	285,269
Total assets	$5,223,377	$5,358,751
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Drafts payable	$154,182	$185,929
Payables to clients	758,136	962,891
Payables to broker-dealers and clearing organizations	63,076	54,262
Accrued commission and advisory expenses payable	158,539	147,095
Accounts payable and accrued liabilities	472,341	461,149
Income taxes payable	19,463	469
Unearned revenue	91,003	72,222
Securities sold, but not yet purchased — at fair value	79	1,182
Long-term borrowing, net of unamortized debt issuance cost of $21,166 at June 30, 2018 and $22,812 at December 31, 2017	2,378,417	2,385,022
Leasehold financing and capital lease obligations	105,570	107,518
Deferred income taxes, net	15,875	16,004
Total liabilities	4,216,681	4,393,743
STOCKHOLDERS’ EQUITY:
Common stock, $.001 par value; 600,000,000 shares authorized; 124,460,729 shares issued at June 30, 2018 and 123,030,383 shares issued at December 31, 2017	124	123
Additional paid-in capital	1,610,567	1,556,117
Treasury stock, at cost — 36,052,704 shares at June 30, 2018 and 33,262,115 shares at December 31, 2017	(1,490,020)	(1,309,568)
Retained earnings	886,025	718,336
Total stockholders’ equity	1,006,696	965,008
Total liabilities and stockholders’ equity	$5,223,377	$5,358,751

LPL Financial Holdings Inc.
Management's Statements of Operations (2)
(In thousands, except per share data)
(Unaudited)
The information presented on pages 8-17 of this release is presented as reviewed by the Company’s management and includes information derived from the Company’s Unaudited Condensed Consolidated Statements of Income, non-GAAP financial measures, and operational and performance metrics. For information on non-GAAP financial measures, please see the section titled "Non-GAAP Financial Measures" that begins on page 3 of this release.

	Quarterly Results
	Q2 2018	Q1 2018	% Change	Q2 2017	% Change
Gross Profit(2)
Sales-based commissions	$196,530	$187,233	5%	$181,843	8%
Trailing commissions	291,555	287,578	1%	238,863	22%
Advisory	438,917	422,387	4%	346,515	27%
Commission and advisory fees	927,002	897,198	3%	767,221	21%
Commission and advisory expense	(800,619)	(761,697)	5%	(663,046)	21%
Commission and advisory fees, net of payout	126,383	135,501	(7%)	104,175	21%
Cash sweep	121,386	104,084	17%	71,848	69%
Other asset-based(3)	117,217	115,252	2%	101,602	15%
Transaction and fee	116,455	116,649	—%	109,361	6%
Interest income and other	16,744	8,374	100%	15,472	8%
Total net commission and advisory fees and attachment revenue	498,185	479,860	4%	402,458	24%
Brokerage, clearing, and exchange expense	(15,433)	(15,877)	(3%)	(13,890)	11%
Gross Profit(2)	482,752	463,983	4%	388,568	24%

G&A Expense
Core G&A(4)	192,148	201,039	(4%)	176,428	9%
Regulatory charges	8,321	6,440	n/m	5,428	n/m
Promotional	43,407	67,427	(36%)	32,006	36%
Employee share-based compensation	6,125	5,606	9%	5,033	22%
Total G&A	250,001	280,512	(11%)	218,895	14%
EBITDA(2)	232,751	183,471	27%	169,673	37%
Depreciation and amortization	22,220	20,701	7%	21,190	5%
Amortization of intangible assets	15,682	13,222	19%	9,453	66%
Non-operating interest expense	31,940	29,622	8%	26,261	22%
INCOME BEFORE PROVISION FOR INCOME TAXES	162,909	119,926	36%	112,769	44%
PROVISION FOR INCOME TAXES	44,143	26,396	67%	44,335	—%
NET INCOME	$118,766	$93,530	27%	$68,434	74%
Earnings per share, diluted	$1.30	$1.01	29%	$0.74	76%
Weighted-average shares outstanding, diluted	91,684	92,784	(1%)	92,013	—%

LPL Financial Holdings Inc.
Management's Statements of Operations Trend (2)
(In thousands, except per share data)
(Unaudited)

	Quarterly Results
	Q2 2018	Q1 2018	Q4 2017
Gross Profit(2)
Sales-based commissions	$196,530	$187,233	$174,052
Trailing commissions	291,555	287,578	251,891
Advisory	438,917	422,387	375,928
Commission and advisory fees	927,002	897,198	801,871
Commission and advisory expense	(800,619)	(761,697)	(697,725)
Commission and advisory fees, net of payout	126,383	135,501	104,146
Cash sweep	121,386	104,084	88,333
Other asset-based(3)	117,217	115,252	105,374
Transaction and fee	116,455	116,649	103,145
Interest income and other	16,744	8,374	17,719
Total net commission and advisory fees and attachment revenue	498,185	479,860	418,717
Brokerage, clearing, and exchange expense	(15,433)	(15,877)	(15,480)
Gross Profit(2)	482,752	463,983	403,237

G&A Expense
Core G&A(4)	192,148	201,039	194,607
Regulatory charges	8,321	6,440	5,433
Promotional	43,407	67,427	60,066
Employee share-based compensation	6,125	5,606	4,212
Total G&A	250,001	280,512	264,318
EBITDA(2)	232,751	183,471	138,919
Depreciation and amortization	22,220	20,701	20,138
Amortization of intangible assets	15,682	13,222	9,997
Non-operating interest expense	31,940	29,622	28,894
INCOME BEFORE PROVISION FOR INCOME TAXES	162,909	119,926	79,890
PROVISION FOR INCOME TAXES	44,143	26,396	15,792
NET INCOME	$118,766	$93,530	$64,098
Earnings per share, diluted	$1.30	$1.01	$0.69
Weighted-average shares outstanding, diluted	91,684	92,784	92,386

LPL Financial Holdings Inc.
Operating Measures (2)
(Dollars in billions, except where noted) (Unaudited)

	Q2 2018	Q1 2018	Change	Q2 2017	Change
Market Drivers
S&P 500 Index (end of period)	2,718	2,641	3%	2,423	12%
Fed Funds Daily Effective Rate (FFER) (average bps)	174	145	29bps	95	79bps
Assets
Advisory Assets(5)	$291.5	$283.5	3%	$236.8	23%
Brokerage Assets(6)	367.5	364.1	1%	305.2	20%
Total Brokerage and Advisory Assets	$659.1	$647.5	2%	$542.0	22%
Advisory % of Total Assets	44.2%	43.8%	40bps	43.7%	50bps
Assets Prior to NPH
Advisory Assets(5)	$277.4	$269.8	3%	$236.8	17%
Brokerage Assets(6)	309.4	308.4	—%	305.2	1%
Total Brokerage and Advisory Assets	$586.8	$578.1	2%	$542.0	8%
Advisory % of Total Assets	47.3%	46.7%	60bps	43.7%	360bps

Assets by Platform
Corporate Platform Advisory Assets(7)	$173.9	$167.7	4%	$137.7	26%
Hybrid Platform Advisory Assets(8)	117.7	115.7	2%	99.1	19%
Brokerage Assets	367.5	364.1	1%	305.2	20%
Total Brokerage and Advisory Assets	$659.1	$647.5	2%	$542.0	22%
Assets by Platform Prior to NPH
Corporate Platform Advisory Assets(7)	$161.7	$155.7	4%	$137.7	17%
Hybrid Platform Advisory Assets(8)	115.7	114.1	1%	99.1	17%
Brokerage Assets	309.4	308.4	—%	305.2	1%
Total Brokerage and Advisory Assets	$586.8	$578.1	2%	$542.0	8%

Centrally Managed Assets
Centrally Managed Assets(9)	$37.9	$35.9	6%	$27.0	40%
Centrally Managed % of Total Advisory Assets	13.0%	12.7%	30bps	11.4%	160bps
Centrally Managed Assets Prior to NPH
Centrally Managed Assets(9)	$35.1	$33.3	5%	$27.0	30%
Centrally Managed % of Total Advisory Assets	12.7%	12.3%	40bps	11.4%	130bps

Retirement Assets
Advisory Retirement Assets	$164.4	$159.2	3%	$131.5	25%
Brokerage Retirement Assets	189.3	186.3	2%	149.9	26%
Total Retirement Assets(10)	$353.7	$345.5	2%	$281.4	26%
Retirement % of Total Assets	53.7%	53.4%	30bps	51.9%	180bps
Retirement Assets Prior to NPH
Advisory Retirement Assets	$155.5	$150.6	3%	$131.5	18%
Brokerage Retirement Assets	156.9	156.2	—%	149.9	5%
Total Retirement Assets(10)	$312.4	$306.8	2%	$281.4	11%
Retirement % of Total Assets	53.2%	53.1%	10bps	51.9%	130bps

LPL Financial Holdings Inc.
Operating Measures (2)
(Dollars in billions, except where noted) (Unaudited)

	Q2 2018	Q1 2018	Change	Q2 2017	Change
Net New Assets (NNA)
Net New Advisory Assets(11)	$4.3	$13.1	n/m	$5.9	n/m
Net New Brokerage Assets(12)	(1.9)	25.8	n/m	(5.5)	n/m
Total Net New Assets	$2.5	$38.9	n/m	$0.4	n/m
Net Brokerage to Advisory Conversions(13)	$1.8	$2.5	n/m	$2.0	n/m

Net New Assets Prior to NPH
Net New Advisory Assets(11)	$4.1	$6.9	n/m	$5.9	n/m
Net New Brokerage Assets(12)	(3.1)	(4.1)	n/m	(5.5)	n/m
Total Net New Assets	$1.0	$2.9	n/m	$0.4	n/m
Advisory NNA Annualized Growth(14)	6%	10%	n/m	10%	n/m
Total NNA Annualized Growth(14)	1%	2%	n/m	0.3%	n/m

Net New Advisory Assets
Corporate Platform Net New Advisory Assets(15)	$3.8	$10.4	n/m	$3.2	n/m
Hybrid Platform Net New Advisory Assets(16)	0.6	2.7	n/m	2.7	n/m
Total Net New Advisory Assets	$4.3	$13.1	n/m	$5.9	n/m
Centrally Managed Net New Advisory Assets(17)	$1.7	$3.3	n/m	$1.3	n/m

Net New Advisory Assets Prior to NPH
Corporate Platform Net New Advisory Assets(15)	$3.6	$4.3	n/m	$3.2	n/m
Hybrid Platform Net New Advisory Assets(16)	0.5	2.6	n/m	2.7	n/m
Total Net New Advisory Assets	$4.1	$6.9	n/m	$5.9	n/m
Centrally Managed Net New Advisory Assets(17)	$1.5	$1.8	n/m	$1.3	n/m

Cash Sweep Balances
Insured Cash Account Balances	$21.7	$22.6	(4%)	$20.8	4%
Deposit Cash Account Balances	4.0	4.2	(5%)	3.7	8%
Money Market Account Cash Balances	2.9	2.9	—%	3.3	(12%)
Total Cash Sweep Balances	$28.6	$29.6	(3%)	$27.8	3%
Cash Sweep % of Total Assets	4.3%	4.6%	(30bps)	5.1%	(80bps)
Cash Sweep Balances Prior to NPH
Insured Cash Account Balances	$20.6	$21.7	(5%)	$20.8	(1%)
Deposit Cash Account Balances	3.6	3.8	(5%)	3.7	(3%)
Money Market Account Cash Balances	2.3	2.1	10%	3.3	(30%)
Total Cash Sweep Balances	$26.6	$27.6	(4%)	$27.8	(4%)
Cash Sweep % of Total Assets	4.5%	4.8%	(30bps)	5.1%	(60bps)

Cash Sweep Average Fees
Insured Cash Account Average Fee - bps(18)	179	152	27	108	71
Deposit Cash Account Fee Average Fee - bps(18)	175	150	25	85	90
Money Market Account Average Fee - bps(18)	72	71	1	69	3
Total Cash Sweep Average Fee - bps(18)	168	144	24	100	68

LPL Financial Holdings Inc.
Monthly Metrics (2)
(Dollars in billions, except where noted)
(Unaudited)

	June 2018	May 2018	May to June Change	April 2018	March 2018
Assets Served
Advisory Assets(5)	$291.5	$290.3	0.4%	$284.7	$283.5
Brokerage Assets(6)	367.5	369.2	(0.5%)	367.6	364.1
Total Brokerage and Advisory Assets	$659.1	$659.5	(0.1%)	$652.3	$647.5

Assets Served Prior to NPH
Advisory Assets(5)	$277.4	$276.4	0.4%	$270.9	$269.8
Brokerage Assets(6)	309.4	310.6	(0.4%)	309.2	308.4
Total Brokerage and Advisory Assets	$586.8	$587.0	—%	$580.1	$578.1

Net New Assets
Net New Advisory Assets(11)	$1.3	$1.9	n/m	$1.1	$1.7
Net New Brokerage Assets(12)	(1.2)	(1.6)	n/m	1.0	2.1
Total Net New Assets	$0.1	$0.3	n/m	$2.1	$3.8
Net Brokerage to Advisory Conversions(13)	$0.5	$0.6	n/m	$0.6	$0.7

Net New Assets Prior to NPH
Net New Advisory Assets(11)	$1.2	$1.9	n/m	$1.1	$1.7
Net New Brokerage Assets(12)	(0.9)	(1.0)	n/m	(1.2)	(1.6)
Total Net New Assets	$0.3	$0.8	n/m	$(0.1)	$0.1

Cash Sweep Balances
Insured Cash Account Balances	$21.7	$21.8	(0.5%)	$22.2	$22.6
Deposit Cash Account Balances	4.0	4.0	—%	4.0	4.2
Money Market Account Cash Balances	2.9	2.8	3.6%	2.7	2.9
Total Client Cash Sweep Balances	$28.6	$28.6	—%	$28.9	$29.6

Cash Sweep Balances Prior to NPH
Insured Cash Account Balances	$20.6	$20.7	(0.5%)	$21.2	$21.7
Deposit Cash Account Balances	3.6	3.6	—%	3.6	3.8
Money Market Account Cash Balances	2.3	2.2	4.5%	2.1	2.1
Total Client Cash Sweep Balances	$26.6	$26.5	0.4%	$26.9	$27.6

Market Indices
S&P 500 Index (end of period)	2,718	2,705	0.5%	2,648	2,641
Fed Funds Effective Rate (average bps)	182	170	12bps	169	151

LPL Financial Holdings Inc.
Financial Measures (2)
(Dollars in thousands, except where noted)
(Unaudited)

	Q2 2018	Q1 2018	% Change	Q2 2017	% Change
Commission Revenue by Product
Variable annuities	$196,496	$200,043	(2%)	$167,454	17%
Mutual funds	161,340	153,745	5%	134,510	20%
Alternative investments	6,704	5,567	20%	6,719	—%
Fixed annuities	46,116	34,055	35%	39,560	17%
Equities	19,388	23,601	(18%)	18,799	3%
Fixed income	30,898	30,324	2%	26,256	18%
Insurance	17,344	18,494	(6%)	16,294	6%
Group annuities	9,619	8,894	8%	11,000	(13%)
Other	180	88	105%	114	58%
Total commission revenue	$488,085	$474,811	3%	$420,706	16%

Commission Revenue by Sales-based and Trailing Commission
Sales-based commissions
Variable annuities	$57,095	$53,902	6%	$53,032	8%
Mutual funds	37,533	37,057	1%	34,909	8%
Alternative investments	1,805	1,830	(1%)	3,645	(50%)
Fixed annuities	39,333	28,337	39%	34,931	13%
Equities	19,388	23,601	(18%)	18,799	3%
Fixed income	24,474	24,355	—%	20,501	19%
Insurance	15,578	16,865	(8%)	14,861	5%
Group annuities	1,144	1,198	(5%)	1,051	9%
Other	180	88	105%	114	58%
Total sales-based commissions	$196,530	$187,233	5%	$181,843	8%
Trailing commissions
Variable annuities	$139,401	$146,141	(5%)	$114,422	22%
Mutual funds	123,807	116,688	6%	99,601	24%
Alternative investments	4,899	3,737	31%	3,074	59%
Fixed annuities	6,783	5,718	19%	4,629	47%
Fixed income	6,424	5,969	8%	5,755	12%
Insurance	1,766	1,629	8%	1,433	23%
Group annuities	8,475	7,696	10%	9,949	(15%)
Total trailing commissions	$291,555	$287,578	1%	$238,863	22%
Total commission revenue	$488,085	$474,811	3%	$420,706	16%

LPL Financial Holdings Inc.
Financial Measures (2)
(Dollars in thousands, except where noted)
(Unaudited)

	Q2 2018	Q1 2018	Change	Q2 2017	Change
Payout Rate
Base Payout Rate	82.98%	82.60%	38bps	82.94%	4bps
Production Based Bonuses	2.81%	2.05%	76bps	2.56%	25bps
GDC Sensitive Payout	85.79%	84.65%	114bps	85.50%	29bps
Non-GDC Sensitive Payout	0.58%	0.25%	33bps	0.92%	(34bps)
Total Payout Ratio	86.37%	84.90%	147bps	86.42%	(5bps)
Production Based Bonuses Ratio (Trailing Twelve Months)	2.80%	2.73%	7bps	2.68%	12bps

LPL Financial Holdings Inc.
Capital Management Measures (2)
(Dollars in thousands, except where noted)
(Unaudited)

	Q2 2018		Q1 2018
Credit Agreement EBITDA Trailing Twelve Months(2)(19)
Net income	$334,536		$284,204
Non-operating interest expense	116,975		111,296
Provision for income taxes	124,829		125,021
Loss on extinguishment of debt	1,268		1,268
Depreciation and amortization	85,055		84,025
Amortization of intangible assets	48,253		42,024
EBITDA(2)	$710,916		$647,838
Credit Agreement Adjustments:
Employee share-based compensation expense	$20,882		$19,790
Advisor share-based compensation expense	10,046		9,358
NPH run-rate EBITDA accretion(20)	92,000		90,000
Realized NPH EBITDA Offset(21)	(27,500)		(4,500)
NPH onboarding costs	71,639		67,516
Other(22)	15,644		20,769
Credit Agreement EBITDA Trailing Twelve Months(2)(19)	$893,627		$850,771

Cash Available for Corporate Use(23)
Cash at Parent	$360,475		$429,715
Excess Cash at Broker-Dealer subsidiary per Credit Agreement	76,941		36,342
Other Available Cash	8,958		8,237
Total Cash Available for Corporate Use	$446,374		$474,294

Credit Agreement Net Leverage
Total Debt (does not include unamortized premium)	$2,388,750		$2,392,500
Cash Available (up to $300 million)	300,000		300,000
Credit Agreement Net Debt	$2,088,750		$2,092,500
Credit Agreement EBITDA Trailing Twelve Months(19)	$893,627		$850,771
Credit Agreement Net Leverage Ratio	2.34	x	2.46	x

LPL Financial Holdings Inc.
Debt Schedule (2)
(Dollars in thousands, except where noted)
(Unaudited)

Total Debt	Outstanding (end of period)		Current Applicable Margin	Yield At Issuance	Interest Rate (end of period)	Maturity
Revolving Credit Facility(a)	$—		LIBOR+125bps(b)		—%	9/21/2022
Senior Secured Term Loan B	1,488,750		LIBOR+225bps(b)		4.49%	9/21/2024
Senior Unsecured Notes(c)	500,000		5.75% Fixed	5.750%	5.75%	9/15/2025
Senior Unsecured Notes(c)	400,000	(d)	5.75% Fixed	5.115%	5.75%	9/15/2025
Total / Weighted Average	$2,388,750				4.96%

(a)	The Revolving Credit Facility has a borrowing capacity of $500 million.

(b)	The LIBOR rate option is one-, two-, three- or six-month LIBOR rate and subject to an interest rate floor of 0 basis points.

(c)
The Senior Unsecured Notes were issued in two separate transactions; $500 million in notes were issued in March 2017 at par; the remaining $400 million were issued in September 2017 and priced at 103% of the aggregate principal amount.

(d)	Does not include unamortized premium of approximately $10.8 million as of June 30, 2018.

LPL Financial Holdings Inc.
Key Business and Financial Metrics (2)
(Dollars in thousands, except where noted)
(Unaudited)

	Q2 2018		Q1 2018		Change		Q2 2017		Change
Advisors
Advisors	16,049		16,067		—%		14,256		13%
Net New Advisors	(18)		857		n/m		(98)		n/m
Annualized commission and advisory fees per Advisor(24)	$231		$230		—%		$215		7%
Average Total Assets per Advisor ($ in millions)(25)	$41.1		$40.3		2%		$38.0		8%
Transition assistance loan amortization($ in millions)(26)	$18.1		$16.8		8%		$14.0		29%
Total client accounts (in millions)	5.4		5.3		2%		4.6		17%

Employees - period end	4,005		3,838		4%		3,419		17%

Productivity Metrics
Annualized Advisory Revenue as a percentage of Corporate Advisory Assets	1.05%		1.06%		(1	bps)	1.04%		1	bps
Gross Profit ROA(27)	29.4	bps	28.8	bps	0.6	bps	28.8	bps	0.6	bps
OPEX ROA(28)	17.5	bps	19.5	bps	(2.0	bps)	18.5	bps	(1.0	bps)
EBIT ROA(29)	11.9	bps	9.3	bps	2.6	bps	10.3	bps	1.6	bps
Production Retention Rate (YTD annualized)(30)	96.0%		96.2%		(20	bps)	93.4%		260	bps
Recurring Gross Profit Rate (trailing twelve months) (31)	84.7%		83.9%		80	bps	81.1%		360	bps
EBITDA as a percentage of Gross Profit	48.2%		39.5%		870	bps	43.7%		450	bps

Productivity Metrics Prior to NPH
Gross Profit ROA(27)	30.1	bps	30.0	bps	0.1	bps	28.8	bps	1.3	bps
OPEX ROA(28)	17.6	bps	17.5	bps	0.1	bps	18.5	bps	(0.9	bps)
EBIT ROA(29)	12.5	bps	12.5	bps	—%		10.3	bps	2.2	bps
EBITDA as a percentage of Gross Profit	48.6%		48.4%		20	bps	43.7%		490	bps

Capital Allocation per Share(32) (in millions, except per share data)
Share Repurchases	$116.8		$60.8		92%		$36.2		223%
Dividends	22.3		22.6		(1%)		22.6		(1%)
Total Capital Allocated	$139.1		$83.4		67%		$58.8		137%
Weighted-average Share Count, Diluted	91.7		92.8		(1%)		92.0		—%
Total Capital Allocated per Share(32)	$1.52		$0.90		69%		$0.64		138%

Endnote Disclosures

(1)
Recruited Assets represents the estimated total brokerage and advisory assets expected to transition to the Company's broker-dealer subsidiary, LPL Financial LLC ("LPL Financial"), associated with advisors who have transferred their licenses to LPL Financial during the period. The estimate is based on prior business reported by the advisors, which has not been independently and fully verified by LPL Financial. The actual transition of assets to LPL Financial generally occurs over several quarters including the initial quarter, and the actual amount received may vary from the estimate.

(2)
The information presented on pages 8-17 includes non-GAAP financial measures and operational and performance metrics. For more information on non-GAAP financial measures, please see the section titled “Non-GAAP Financial Measures” on page 3.

(3)
Other asset-based revenues consist of revenues from the Company's sponsorship programs with financial product manufacturers and recordkeeping services, but does not include fees from cash sweep programs. Other asset-based revenues are a component of asset-based revenues and are derived from the Company's Unaudited Condensed Consolidated Statements of Income.

(4)
Core G&A is a non-GAAP financial measure. Please see a description of Core G&A under “Non-GAAP Financial Measures” on page 3 of this release for additional information. Below is a reconciliation of Core G&A against the Company’s total operating expense for the periods presented:

	Q2 2018	Q1 2018	Q2 2017
Operating Expense Reconciliation (in thousands)
Core G&A	$192,148	$201,039	$176,428
Regulatory charges	8,321	6,440	5,428
Promotional	43,407	67,427	32,006
Employee share-based compensation	6,125	5,606	5,033
Total G&A	250,001	280,512	218,895
Commissions and advisory	800,619	761,697	663,046
Depreciation & amortization	22,220	20,701	21,190
Amortization of intangible assets	15,682	13,222	9,453
Brokerage, clearing and exchange	15,433	15,877	13,890
Total operating expense	$1,103,955	$1,092,009	$926,474

(5)	Consists of total advisory assets under custody at LPL Financial.

(6)	Consists of brokerage assets serviced by advisors licensed with LPL Financial.

(7)	Consists of total assets on LPL Financial's corporate advisory platform serviced by investment advisor representatives of LPL Financial.

(8)
Consists of total assets on LPL Financial's independent advisory platform serviced by investment advisor representatives of separate investment advisor firms ("Hybrid RIAs"), rather than of LPL Financial.

(9)	Represents those Advisory Assets in LPL Financial’s Model Wealth Portfolios, Optimum Market Portfolios, Personal Wealth Portfolios, and Guided Wealth Portfolios platforms.

(10)
Total Retirement Assets are a component of Total Brokerage and Advisory Assets. This measure does not include additional retirement plan assets custodied with third parties, estimated to be $147 billion as of June 30, 2018.

(11)
Consists of total client deposits into advisory accounts less total client withdrawals from advisory accounts. The Company considers conversions from and to brokerage accounts as deposits and withdrawals respectively.

(12)
Consists of total client deposits into brokerage accounts less total client withdrawals from brokerage accounts. The Company considers conversions from and to advisory accounts as deposits and withdrawals respectively.

(13)	Consists of existing custodied assets that converted from brokerage to advisory, less existing custodied assets that converted from advisory to brokerage.

(14)	Calculated as annualized current period net new assets divided by preceding period assets in their respective categories of advisory assets or total brokerage and advisory assets.

(15)	Consists of total client deposits into advisory accounts on LPL Financial's corporate advisory platform (FN 7) less total client withdrawals from advisory accounts on its corporate advisory platform.

(16)
Consists of total client deposits into advisory accounts on LPL Financial's independent advisory platform (FN 8) less total client withdrawals from advisory accounts on its independent advisory platform.

(17)	Consists of total client deposits into Centrally Managed Assets accounts (FN 9) less total client withdrawals from Centrally Managed Assets accounts.

(18)	Calculated by dividing revenue for the period by the average balance during the period.

(19)	Under the Credit Agreement, management calculates Credit Agreement EBITDA for a trailing twelve month period at the end of each fiscal quarter.

(20)
Represents estimated potential future cost savings, operating expense reductions or other synergies included in Credit Agreement EBITDA in accordance with the Credit Agreement relating to the acquisition of NPH. Such amounts do not represent actual performance and there can be no assurance that any such cost savings, operating expense reductions or other synergies will be realized.

(21)
Represents the portion of Credit Agreement EBITDA that management estimates to be attributable to the NPH acquisition, which is added back to offset NPH run-rate EBITDA accretion, in accordance with the Credit Agreement.

(22)
Represents items that are adjustable in accordance with the Credit Agreement to calculate Credit Agreement EBITDA, including employee severance costs, employee signing costs, employee retention or completion bonuses, and other non-recurring costs.

(23)	Consists of cash unrestricted by the Credit Agreement and other regulations available for operating, investing, and financing uses.

(24)	Calculated based on the average advisor count from the current period and prior period.

(25)	Calculated based on the end of period Total Brokerage and Advisory Assets divided by end of period Advisor count.

(26)	Represents the amortization expense attributable to forgivable loans from transition assistance paid to advisors and financial institutions.

(27)	Represents annualized Gross Profit (FN 2) for the period, divided by average month-end Total Brokerage and Advisory Assets for the period.

(28)
Represents annualized operating expenses for the period, excluding production-related expense, divided by average month-end Total Brokerage and Advisory Assets for the period. Production-related expense includes commissions and advisory expense and brokerage, clearing and exchange expense. For purposes of this metric, operating expenses includes Core G&A (FN 4), Regulatory, Promotional, Employee Share Based Compensation, Depreciation & Amortization, and Amortization of Intangible Assets.

(29)	EBIT ROA is calculated as Gross Profit ROA less OPEX ROA.

(30)	Reflects retention of commission and advisory revenues, calculated by deducting the prior year production of the annualized year-to-date attrition rate, over the prior year total production.

(31)
Recurring Gross Profit Rate refers to the percentage of the Company’s gross profit, a non-GAAP financial measure, that was recurring for the period presented. Management tracks recurring gross profit, a characterization of gross profit and a statistical measure, which is defined to include the Company’s revenues from asset-based fees, advisory fees, trailing commissions, cash sweep programs, and certain other fees that are based upon client accounts and advisors, less the expenses associated with such revenues and certain other recurring expenses not specifically associated with a revenue line. Management allocates such other recurring expenses, such as non-GDC sensitive production expenses, on a pro-rata basis against specific revenue lines at its discretion.

(32)	Capital Allocation per Share equals the amount of capital allocated for share repurchases and cash dividends divided by the diluted weighted-average shares outstanding.

(33)
EPS prior to amortization of intangible assets is a non-GAAP financial measure. Please see a description of EPS prior to amortization of intangible assets under “Non-GAAP Financial Measures” on page 3 of this release for additional information. Below is a reconciliation of EPS, prior to amortization of intangible assets against the Company’s GAAP EPS for the periods presented:

EPS Reconciliation (in thousands, except per share data)	Q2 2018
EPS	$1.30
Amortization of Intangible Assets	$15,682
Tax Benefit(i)	(4,391)
Amortization of Intangible Assets Net of Tax Benefit	$11,291
Diluted Share Count	91,684
EPS Impact	$0.12
EPS Prior to Amortization of Intangible Assets	$1.42
(i) Calculated using a 28% effective tax rate, which is the mid-point of the Company's expected effective tax rate range of 27-29% for 2018.